UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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NATIONAL TECHNICAL SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NATIONAL TECHNICAL SYSTEMS, INC.
24007 Ventura Boulevard
Calabasas, California 91302

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held June 29, 2006

To the Shareholders of National Technical Systems, Inc.:

Notice is hereby given that the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of National Technical Systems, Inc., a California corporation (“NTS” or the “Company”), will be held at the Company’s Santa Clarita facility located at 20970 Centre Pointe Parkway, Santa Clarita, California 91350 on Thursday, June 29, 2006 at 10:00 a.m., Pacific Daylight Time, for the purpose of considering and acting upon the following matters:

1.                Election of Directors.   To elect two persons to serve as Class I directors for terms expiring in 2009 and until their respective successors are duly elected and qualified.

2.                Approval and Adoption of the 2006 Equity Incentive Plan.   To adopt and approve the Company’s 2006 Equity Incentive Plan, which authorizes the issuance of up to 300,000 shares of the Company’s common stock under such plan.

3.                Ratify the Appointment of Independent Registered Public Accounting Firm.   To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2007.

4.                Transaction of Other Business.   To transact such other business and to consider and take action upon any and all matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Pursuant to the provisions of the Company’s Bylaws, the Board of Directors has fixed the close of business on May 12, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. For 10 days prior to the Annual Meeting, a complete list of the shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder for any purpose relating to the Annual Meeting, during ordinary business hours at the Company’s principal offices located at 24007 Ventura Boulevard, Calabasas, California 91302.

By Order of the Board of Directors,
Cynthia Maher Corporate Secretary

May [30], 2006

YOU ARE URGED TO VOTE IN FAVOR OF THE PROPOSALS BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. THE ENCLOSED PROXY IS BEING SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY FILING WITH THE SECRETARY OF THE COMPANY A SIGNED INSTRUMENT REVOKING IT OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

NATIONAL TECHNICAL SYSTEMS, INC.
24007 Ventura Boulevard,
Calabasas, California 91302

PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To be held June 29, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING STOCK

General

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies for use at the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of National Technical Systems, Inc., a California corporation (“NTS” or the “Company”), to be held on Thursday, June 29, 2006 at 10:00 a.m., Pacific Daylight Time, at the Company’s Santa Clarita facility located at 20970 Centre Pointe Parkway, Santa Clarita, California 91350 and at any and all adjournments thereof.

It is anticipated that this Proxy Statement and the accompanying notice and form of proxy will be mailed to shareholders eligible to receive notice of, and to vote at, the Annual Meeting on or about May 30, 2006.

The Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006 is included with this Proxy Statement. An electronic copy of the Annual Report is also available free of charge on the Securities and Exchange Commission (“SEC”) website located on the Internet at www.sec.gov.

Revocability of Proxies

A form of proxy for voting your shares at the Annual Meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to and may revoke it at any time before it is exercised by filing with the Company’s Secretary a signed instrument revoking it or a duly executed proxy bearing a later date. In addition, the powers of the proxyholders will be suspended if the person executing the proxy is present at the Annual Meeting and elects to vote in person by advising the Chairman of the Annual Meeting of his or her election to vote in person, and voting in person at the Annual Meeting. Subject to such revocation or suspension, all shares represented by a properly executed proxy received in time for the Annual Meeting will be voted by the proxyholders in accordance with the instructions specified on the proxy.

Unless otherwise directed in the accompanying proxy, the shares represented by your executed proxy will be voted “FOR” election of each of the director-nominees named herein, “FOR” the approval and adoption of the 2006 Equity Incentive Plan, “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2007, and if any other business is properly presented at the Annual Meeting, such proxy will be voted in accordance with the recommendations of management.

Proxy Solicitation Costs

The Company will bear the entire cost of the solicitation of proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement and any additional material which may be furnished to shareholders by the Company. Copies of solicitation material may be furnished to brokerage houses, fiduciaries, and custodians to forward to their principals, and the Company may reimburse them for their expenses in so doing. The Company does not expect to pay any commission or remuneration to any person for solicitation of proxies.

Solicitation may be made by mail, personal interview, telephone, e-mail and other electronic communication by officers and regular employees of the Company. The Company will not pay any additional compensation to officers or regular employees for such services, but may reimburse them for reasonable out-of-pocket expenses incurred by them in connection with such solicitation.

Quorum; Voting Rights

The close of business on May 12, 2006, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. The outstanding voting securities of the Company at May 12, 2006, consisted of [8,414,743] shares of no par value common stock (“Common Stock”). Shareholders representing a majority of outstanding Common Stock must be present in person or by proxy to constitute a quorum at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting, including, without limitation, a motion to adjourn the Annual Meeting to another time or place in order to solicit additional proxies approving matters recommended by the Board of Directors.

A plurality of the votes cast in person or by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of a majority of votes cast at the Annual Meeting is required for the approval and adoption of the 2006 Equity Incentive Plan. The affirmative vote of a majority of votes cast at the Annual Meeting is required for ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2007 and the approval of such other matters as may properly come before the Annual Meeting.

Each shareholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his, her or its name on the books of the Company as of the record date on any matter submitted to the shareholders. In voting for the election of directors, shareholders do not have the right to cumulate their votes. Abstentions and broker non-votes have no effect on the election of directors or approval of the other proposals. A broker non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors and ratification of the appointment of the independent registered public accounting firm.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Company has a classified Board of Directors, which currently consists of a total of 11 directors, three of whom are designated as Class I directors, four of whom are designated as Class II directors, and four of whom are designated as Class III directors. Class I, Class II, and Class III directors serve until the annual meeting of shareholders to be held in 2006, 2007, and 2008, respectively. All directors serve until their respective successors are duly elected and qualified. At each annual meeting of the shareholders, directors in a class are elected for term of three years to succeed the directors in that class whose terms expire at such annual meeting.

The Company has been notified by each of Marvin Hoffman, a Class I director, and Sheldon Fechtor, a Class III director, that they plan to resign from the Board of Directors immediately prior to the Annual Meeting. Neither is resigning from the Board of Directors due to any disagreements with the Company. In accordance with the Company’s Bylaws, following the resignations of Messrs. Hoffman and Fechtor, the Board of Directors will adopt a resolution to reduce the total number of directors from 11 to nine.

The term of the Company’s Class I directors will expire on the date of the upcoming Annual Meeting. Accordingly, two persons are to be elected to serve as Class I directors. The Governance and Nominating Committee of the Board of Directors selected, and the Board of Directors approved, William McGinnis and John Gibbons, both current Class I directors, as nominees for election at the Annual Meeting. If elected, Messrs. McGinnis and Gibbons will serve as directors until the Company’s annual meeting of shareholders in 2009, and until their successors are duly elected and qualified. If either Messrs. McGinnis or Gibbons decline to serve or become unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for substitute nominees as the Board of Directors may designate, although the Company is unaware of any reason why these nominees would be unable or unwilling to serve as directors.

Members of the Board of Directors

The following sets forth, as of May 12, 2006, the names of, and certain information concerning the Company’s directors and the director-nominees:

Name	Age	Position or Office	Director Since	End of Term
Class I Directors:
Marvin Hoffman	72	Vice Chairman of the Board, Senior Vice President and Chief Information Officer	1999	2006	(1)
William McGinnis	47	Chief Executive Officer and President of the Company	1994	2006	(2)
John Gibbons	57	Partner of Tango Consultants	2003	2006	(2)
Class II Directors:
Ralph Clements	73	President of Clements and Associates	1975	2007
Aaron Cohen	69	Vice Chairman of the Board and Senior Vice President, Corporate Development	1997	2007
Donald Tringali	48	President of Augusta Advisory Group	1999	2007
Dan Yates	44	President and Chief Executive Officer of Regents Bank	2003	2007
Class III Directors:
Sheldon Fechtor	73	Retired Chief Executive Officer of Fechtor, Detwiler & Co.	2001	2008	(1)
Dr. Jack Lin	73	Chairman of the Board of the Company	1975	2008
Robert Lin	48	President and Chief Executive Officer of MTI Marketing Techniques, Inc.	1988	2008
Norman Wolfe	58	President of Quantum Leaders, Inc.	2001	2008

(1)          Messrs. Hoffman and Fechtor have notified the Company of their intention to resign immediately prior to the Annual Meeting.

(2)          Director-nominee slated for re-election at the Annual Meeting.

Marvin Hoffman is Vice Chairman of the Board. He has been associated with the Company since 1998. Mr. Hoffman also serves as Chief Information Officer of NTS Technical Systems, a subsidiary of the Company, and Chairman of the Board and Chief Executive Officer of XXCAL Japan, a subsidiary of the Company.

William McGinnis is President and Chief Executive Officer of the Company. He has been associated with the Company continuously since 1980.

John Gibbons is a partner at Tango Consultants, a business consulting firm. Prior to assuming his current position, Mr. Gibbons was Chief Executive Officer and Vice Chairman of TMC Communications, a reseller of telecommunications services, for more than five years. He is a director for Deckers Outdoor Corporation, a manufacturer of footwear.

Ralph Clements has been President of Clements and Associates, a Sherman Oaks, California financial and economics consulting firm, for more than five years.

Aaron Cohen is a founder, Vice Chairman of the Board and Senior Vice President, Corporate Development of the Company. He has been associated with the Company since 1961.

Donald Tringali has been President of the Augusta Advisory Group, a management consulting company since 2001. Prior to forming Augusta Advisory Group, Mr. Tringali was for more than five years an Executive Vice President of Telemundo Network Group, LLC.

Dan Yates is President and Chief Executive Officer of Regents Bank, based in San Diego, which he helped establish in 2001. Mr. Yates was previously Regional Vice President of Mellon 1st Bank for more than five years.

Sheldon Fechtor is the founder and was for over 36 years the Chief Executive Officer of Fechtor, Detwiler & Co., a New England-based regional investment banking and brokerage firm. Mr. Fechtor retired in 2000.

Jack Lin is Chairman of the Board of the Company and has been associated with the Company continuously since 1961.

Robert Lin has for more than five years been the President and Chief Executive Officer of MTI-Marketing Techniques, Inc., a privately-owned manufacturer and distributor of products for the advertising specialty and premium markets.

Norman Wolfe is President of Quantum Leaders, Inc., a management consulting firm. Prior to joining Quantum Leaders, Inc. in January 2002, Mr. Wolfe was Vice President of Operations of Select University Technologies, Inc. for more than five years.

None of the director-nominees were selected pursuant to any arrangement or understanding other than with the Company’s directors and executive officers acting within their capacities as such.

The Board of Directors unanimously recommends a vote “FOR” the election of
William McGinnis and John Gibbons as Class I directors.

The Board of Directors and Committees

The Board of Directors is responsible for the supervision of the overall affairs of the Company. The Board of Directors held five meetings during the last fiscal year. Each director attended at least 75 percent of the meetings of the Board of Directors and each Committee on which he served during the fiscal year ended January 31, 2006.

Audit Committee

The Company’s Board of Directors has an Audit Committee consisting of Messrs. Clements, Fechtor, Tringali and Gibbons. Mr. Gibbons is Chairman of the Audit Committee. The function of the Audit Committee is to meet with the independent registered public accounting firm engaged by the Company to review (a) the scope and findings of the annual audit, (b) accounting policies and procedures and the Company’s financial reports, and (c) the internal controls employed by the Company. The Audit Committee held eight meetings during the year. The Board has determined that all Audit Committee members are “independent,” as defined under the applicable Nasdaq listing standards and SEC rules and regulations. The Board of Directors has determined that John Gibbons qualifies as an “audit committee financial expert” under SEC rules and regulations. A copy of the written charter of the Audit Committee, adopted by the Board of Directors, is attached hereto as Appendix A. For further information, see “Report of the Audit Committee” below.

Compensation Committee

The Company’s Board of Directors has a Compensation Committee consisting of Messrs. Clements, Yates and Tringali. Mr. Yates is the Chairman of the Compensation Committee. The function of the Compensation Committee is to consider and make recommendations to the Board of Directors on salaries, bonuses, and other forms of compensation for the Company’s executive officers. The Compensation Committee also administers the Company’s stock option plans, including reviewing and granting stock options to officers and other employees under such plans. The Compensation Committee held five meetings during the year. The Board of Directors has determined that all Compensation Committee members are “independent,” as defined under the applicable Nasdaq listing standards and SEC rules and regulations. The Compensation Committee operates under a written charter adopted by the Board of Directors. A copy of such charter was included with the Company’s proxy materials for its 2005 annual meeting of shareholders and an electronic copy is available free of charge on the SEC website located on the Internet at www.sec.gov. For further information, see “Report of the Compensation Committee” below.

Compensation Committee Interlocks

During the fiscal year ended January 31, 2006, none of the Company’s executive officers and no member of the Board of Directors served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors.

Governance and Nominating Committee

The Company’s Board of Directors has a Governance and Nominating Committee consisting of  Messrs. Wolfe, Gibbons and Fechtor. Mr. Wolfe is Chairman of the Governance and Nominating Committee. The function of the Governance and Nominating Committee is to consider and make recommendations on matters related to the practices, policies and procedures of the Board of Directors and to take a leadership role in shaping the corporate governance of the Company. The Governance and Nominating Committee also assesses the size, structure and composition of the Board of Directors and Board committees, coordinates evaluation of Board performance and reviews Board compensation. The

Governance and Nominating Committee held six meetings during the year. The Board of Directors has determined that all Governance and Nominating Committee members are “independent,” as defined under the applicable Nasdaq listing standards and SEC rules and regulations. The Governance and Nominating  Committee operates under a written charter adopted by the Board of Directors. A copy of such charter was included with the Company’s proxy materials for its 2005 annual meeting of shareholders and an electronic copy is available free of charge on the SEC website located on the Internet at www.sec.gov. For further information see “Report of the Governance and Nominating Committee” below.

Director Compensation

Employee-directors receive no additional compensation for serving on the Board of Directors. Each of the non-employee directors receives an annual cash retainer of $24,000, with the following exceptions:

•       the Chairman of the Audit Committee receives an annual cash retainer of $42,000;

•       the other members of the Audit Committee receive an annual cash retainer of $30,000;

•       the Chairman of the Compensation Committee receives an annual cash retainer of $33,000; and

•       the Chairman of the Governance and Nominating Committee receives an annual cash retainer of $30,000.

Directors also participate in the Company’s stock option plan and are reimbursed for expenses which they reasonably incur in the performance of their duties as directors of the Company.

Executive Officers

The following table sets forth, as of May 12, 2006, the names of, and certain information concerning the Company’s executive officers that do not also serve as a director:

Name	Age	Position
Lloyd Blonder	66	Senior Vice President and Chief Financial Officer, Treasurer. He has been associated with the Company since 1983.
Doug Briskie	42	Co-President of Engineering & Evaluation. He has been associated with the Company since 1987.
Cynthia Maher	47

Corporate Secretary, Corporate Counsel, Corporate Director of
Human Resources. She as been associated with the Company since
2005. Prior to joining the Company, Ms. Maher was a partner for
12 years at the law firm of Maher, Renzi & Maher LLP.

Raffy Lorentzian	50	Vice President, Chief Accounting Officer. He has been associated with the Company since 1997.
Dwight Moore	43	Co-President of Engineering & Evaluation. He has been associated with the Company since 1997.

Family Relationships

Dr. Jack Lin is the father of Robert Lin. There are no other family relationships among the Company’s directors and executive officers.

Certain Relationships and Related Party Transactions

The Company incurred $26,000 in consulting fees to Quantum Leaders, Inc. in the fiscal year ended January 31, 2006.  Norman Wolfe, a member of the Board of Directors, is the President of Quantum Leaders, Inc.

Refer also to “Current Employment Contracts and Termination of Employment, Change-in-Control Agreements” below.

Stockholdings of Certain Beneficial Owners, Directors and Executive Officers

The following table sets forth, as May 12, 2006, the number and percentage of shares of Common Stock beneficially owned, directly or indirectly, by each of the Company’s directors, Named Executive Officers (as defined below), beneficial owners known by the Company to hold more than five percent of the outstanding shares of the Company’s Common Stock and by the Company’s directors and Named Executive Officers as a group.

Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the SEC, as amended, and does not necessary indicate ownership for any other purpose, and generally includes voting or investment power with respect to the shares and shares which such person has the right to acquire within 60 days of May 12, 2006. Except as may be indicated in the footnotes to the table, the Company believes that the persons named in the table have sole voting and dispositive power with respect to all shares of Common Stock show as beneficially owned by them, subject to community property laws, where applicable.

Unless indicated otherwise, the mailing address for each of the persons named in the table below is c/o National Technical Systems, Inc., 24007 Ventura Boulevard, Calabasas, California 91302.

Beneficial Owner(1)	Title of Class of Stock	Amount and Nature of Beneficial Ownership		Percent of Class**
5% Shareholders:
Luis A. & Jacqueline E. Hernandez	Common Stock	430,425	(1)	5.1%
3069 Misty Harbor Las Vegas, Nevada 89117
Current Directors and Named Executive Officers:
Aaron Cohen	Common Stock	1,363,293	(2)	16.0%
Dr. Jack Lin	Common Stock	1,219,706	(2)	14.2%
William McGinnis	Common Stock	234,786	(2)	2.7%
Lloyd Blonder	Common Stock	181,371	(2)	2.1%
Robert Lin	Common Stock	132,755	(2)	1.6%
Douglas Briskie	Common Stock	81,609	(2)	1.0%
Marvin Hoffman	Common Stock	67,500	(2)	*
Donald Tringali	Common Stock	66,870	(2)	*
Ralph Clements	Common Stock	31,134	(2)	*
Sheldon Fechtor	Common Stock	25,208	(2)	*
Norman Wolfe	Common Stock	21,850	(2)	*
Dan Yates	Common Stock	10,925	(2)	*
John Gibbons	Common Stock	9,125	(2)	*
All current directors and Named Executive Officers as a group (13 persons)	Common Stock	3,446,132	(2)	37.2%

*       Indicates less than 1.0%

**    Based on [8,414,743] shares of Common Stock outstanding as of May 12, 2006.

(1)   Based on a Schedule 13G filed by this holder with the SEC.

(2)   Includes shares covered by options exercisable within 60 days of May 12, 2006, as follows: Blonder, 110,500; Briskie, 74,625; Clements, 18,750; Cohen, 91,817; Gibbons, 8,125; Fechtor, 20,208; Hoffman,

67,500; J. Lin, 169,883; R. Lin, 26,250; McGinnis, 182,500; Tringali, 48,750; Wolfe, 18,750; Yates, 8,125.

The Company is not aware of any arrangements that could result in a change-in-control.

Executive Compensation

The following table sets forth information concerning the compensation earned by the Company’s Chief Executive Officer and the four most highly compensated executive officers who served during the fiscal year ended January 31, 2006, and whose annual salary and bonus during such period exceeded $100,000 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

					Long Term Compensation
					Awards		Payouts
		Annual Compensation			Restricted	Securities Under- Lying
Name and Principal Position	Fiscal Years Ended January 31,	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Stock Award(s) ($)	Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Dr. Jack Lin	2006	316,563	147,207	0	0	5,000	0	0
Chairman of the Board(1)	2005	366,248	16,031	0	0	15,000	0	0
	2004	366,246	51,833	0	0	22,000	0	0
William McGinnis	2006	293,750	156,276	0	0	25,000	0	0
President and Chief	2005	274,997	16,031	0	0	15,000	0	0
Executive Officer/Director(1)	2004	264,579	58,899	0	0	22,000	0	0
Marvin Hoffman	2006	228,312	83,477	0	0	2,500	0	0
Vice Chairman of the	2005	228,312	11,416	0	0	7,500	0	0
Board, Vice President,	2004	228,322	36,675	0	0	11,000	0	0
Chief Information Officer/Director
Lloyd Blonder	2006	198,640	106,788	0	0	17,500	0	0
Senior Vice President and	2005	205,000	10,250	0	0	10,000	0	0
Chief Financial Officer	2004	194,587	32,930	0	0	16,000	0	0
Douglas Briskie	2006	151,152	66,000	0	0	17,500	0	0
Co-President of Engineering	2005	135,079	23,476	0	0	5,000	0	0
and Evaluation	2004	125,193	69,694	0	0	11,000	0	0

(1)    Dr. Lin served as the Company’s Chairman and Chief Executive Officer during fiscal 2005. As of May 1, 2005, in addition to continuing to serve as the Company’s President, Mr. McGinnis became the Company’s Chief Executive Officer, and Dr. Lin continues to serve as the Company’s Chairman.

Information Concerning Stock Options

The following table sets forth certain information at January 31, 2006 with respect to stock options granted to the Named Executive Officers. No stock appreciation rights have been granted and no options have been granted at an option price below fair market value on the date of grant.

Option Grants In The Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual
	Number of Securities	% of total			Rates of Stock Appreciation for the Option Term(1)
Name of Executive	Underlying Options/SARs Granted	Options/SARs Granted to all Employees	Exercise or Base Price Per Share	Expiration Date	At 5% Annual Growth Rate	At 10% Annual Growth Rate
Dr. Jack Lin	5,000	2.5%	$5.240	12/01/2015	$16,477	$41,756
William McGinnis	25,000	12.4%	$4.760	12/01/2015	$74,838	$189,655
Marvin Hoffman	2,500	1.2%	$5.240	12/01/2015	$8,239	$20,878
Lloyd Blonder	17,500	8.7%	$4.560	12/01/2015	$52,387	$132,759
Douglas Briskie	17,500	8.7%	$4.560	12/01/2015	$52,387	$132,759

(1)   All options become exercisable 25% per year commencing on the first anniversary of the date of the option grant.

The potential realizable dollar value of any given option is the difference between (i) the fair market value of the stock underlying such option as of the date of grant, adjusted to reflect hypothetical five percent and 10 percent annual growth rates simple interest from the date of grant of such option until the expiration date of such option, and (ii) the exercise price for such option. The five percent and 10 percent are hypothetical growth rates prescribed by the SEC for illustration purposes only and are not a forecast or prediction as to future stock prices. The actual amount that a named executive officer may realize will depend on various factors on the date the option is exercised, so there is no assurance that the value realized by a named executive officer will be at or near the value set forth above in the chart.

The following table sets forth information concerning the exercise of stock options during the fiscal year ended January 31, 2006 by each of the Named Executive Officers and the fiscal year end spread on unexercised “in-the-money” options.

Aggregated Option/SAR Exercises in Last Fiscal Year and
FY-End Option/SAR Values

	Shares	Value	Number of Securities Underlying Unexercised Options/SARs at FY-End(1)		Value of Unexercised In-the-Money Options at FY-End($)(2)
	Acquired	Realized	Jan-31-06	Jan-31-06	Jan-31-06	Jan-31-06
Name of Executive	on Exercise	($)(3)	Exercisable	Unexercisable	Exercisable	Unexercisable
Dr. Jack Lin	0	0	169,883	18,000	250,033	2,018
William McGinnis	0	0	182,500	38,000	313,130	16,885
Marvin Hoffman	0	0	67,500	9,000	147,702	1,009
Lloyd Blonder	0	0	110,500	26,500	142,703	5,480
Douglas Briskie	1,000	2,150	74,625	22,750	146,684	9,543

(1)   These amounts represent the total number of shares subject to stock options held by the named executives at January 31, 2006.

(2)   These amounts represent the difference between the exercise price of the stock options and the closing price of the Company’s common stock on January 31, 2006.

(3)   This amount represents the difference between the exercise price of the stock options and the market price of the options on the date of exercise.

The following is a summary as of January 31, 2006 of all equity compensation plans of the Company that provide issuance of equity securities as compensation. See the Company’s Annual Report on Form 10-K for the year ended January 31, 2006, Note 5 to Financial Statements—Stock Option and Pension Plans, for additional discussion.

Securities Authorized for Issuance Under Equity Compensation Plans

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders(1)(2)	2,167,445	$3.78	128,425	(1)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	2,167,445	$3.78	128,425	(1)

(1)   Represents shares of the Company’s Common Stock which may be issued pursuant to future awards under the National Technical Systems, Inc. 2002 Stock Option Plan.

(2)   The above table does not take into account shares of Common Stock available for issuance under the National Technical Systems, Inc. 2006 Equity Incentive Plan, as such plan is subject to shareholder approval at the Annual Meeting.

Current Employment Contracts and Termination of Employment, Change-in-Control Agreements

Effective May 1, 2005, Dr. Lin relinquished his position as the Company’s Chief Executive Officer. In connection with the same, on April 28, 2005, the Company entered into an employment agreement with Dr. Lin. Pursuant to the employment agreement, Dr. Lin continues to serve as either Chairman of the Board of Directors or Chairman Emeritus of the Company for a term commencing on May 1, 2005 and ending on April 30, 2010. Dr. Lin will be entitled to (i) a base salary of $125,000 per year, (ii) $175,000 per year as a retirement benefit, (iii) participation in the Company’s benefit plans (with expense limitations set forth in the employment agreement), (iii) a monthly car allowance (with expense limitations set forth in the employment agreement) and (iv) dues or fees associated with certain professional societies, clubs and educational programs (with expense limitations set forth in the agreement). Subject to certain limitations set forth in the employment agreement, Dr. Lin will be eligible to receive (i) an annual cash bonus in an amount equal to 75 percent of the amount of bonus paid by the Company to the Chief Executive Officer for the same period, if any, and payable at the same time as payment of the Chief Executive Officer bonus and (ii) a $30,000 bonus in each fiscal year during the term of employment that the Company achieves at least $1,000,000 in pre-tax net income, payable in equal installments within 45 days after the end of each fiscal quarter of said year. Dr. Lin will also be eligible to receive stock option grants, as determined from time to time at the sole discretion of the Board of Directors.

NTS Technical Systems, a subsidiary of the Company, has entered into an employment agreement with Mr. Hoffman to serve as Vice Chairman of the Company’s Board of Directors until the Annual Meeting, Chief Information Officer of NTS Technical Systems and Chairman of the Board and Chief Executive Officer of XXCAL Japan, a subsidiary of the Company. The term of the employment agreement ends on December 31, 2009. Mr. Hoffman’s annual base salary is set at $110,000 through April 30, 2007 and then decreases on an annual basis to $100,000, $80,000 and $60,000, respectively. Mr. Hoffman will be eligible during the term of the employment agreement to receive an annual cash bonus equal to 12.5 percent of his annualized base salary, which shall be based on the overall performance of NTS Technical Systems. In addition, Mr. Hoffman will receive health and life insurance benefits, a club membership utilized for business purposes (with expense limitations set forth in the employment agreement) and a monthly car allowance (with expense limitations set forth in the employment agreement). In the event Mr. Hoffman’s employment is terminated for any reason other than by reason of death, disability or “for cause,” as defined in the employment agreement, he will receive full compensation and benefits for the remainder of the term. In addition, in the event of a change-in-control during the first 24 months following the effective date of the employment agreement, Mr. Hoffman may unilaterally terminate the employment agreement and he shall be entitled to receive a lump sum cash amount equal to all compensation and benefits owed for the term of the employment agreement and an amount equal to twice the annual average cash compensation (including bonus) earned by Mr. Hoffman in  the fiscal years ending in 2004, 2005 and 2006.

All of the Company’s executive officers and directors are parties to indemnification agreements with the Company. These agreements provide, among other things, that the Company shall (i) indemnify them against certain liabilities that may arise by reason of their status as executive officers or directors provided they acted in good faith and in a manner reasonably believed to be in the best interests of the Company and, with respect to any criminal action, had no cause to believe their conduct was unlawful, (ii) to advance the expenses actually and reasonably incurred as a result of any proceeding against them by third parties or by or in right of the Company, where the indemnitee acted in good faith in a manner the indemnitee believed to be in the best interest of the Company (subject to repayment if it is determined that the indemnitee is not entitled to indemnification), and (iii) to make a good faith attempt to obtain directors’ and officers’ insurance. There is not action of proceeding pending or, to the knowledge of the Company, threatened which may result in a claim for indemnification by any director, officer, employee or agent of the Company.

The Company has entered into change-in-control agreements with certain executive officers and key employees of the Company, including Messrs. McGinnis, Blonder, Briskie, Lorentzian, Moore and Ms. Maher. These agreements are intended to provide the continuity of management in the event of a change-in-control of the Company. The agreements provided that covered executive officers and key employees could be entitled to certain severance benefits following a change-in-control of the Company. If, following a change-in-control, the executive officer or key employee is terminated by the Company for any reason, other than for disability or for cause, or if such executive officer or key employee terminates his or her employment for good reason (as this term is defined in the agreements), then the executive officer or key employee is entitled to a severance payment that will be the executive’s or key employee’s base amount for a period of 12 to 24 months, as defined in the agreements. The severance payment generally is made in the form of a lump sum. If a change-in-control occurs, the agreements are effective for a period of three years thereafter. Under the severance agreements, a change-in-control would include any of the following events: (i) any “person,” as defined in the Securities Exchange Act of 1934, as amended, acquires 20 percent or more of the Company’s voting securities, (ii) a majority of the Company’s directors are replaced during a two-year period or (iii) shareholders approve certain mergers, or liquidation, or sale of the Company’s assets.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and 10 percent shareholders to file initial reports of ownership and reports of change in ownership with the SEC. These persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on information provided to the Company from certain reporting persons, the Company believes that during the fiscal year ended January 31, 2006 all filing requirements have been complied with.

Set forth below is the report of the Audit Committee. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of four directors each of whom is “independent,” as defined under the applicable Nasdaq listing standards and SEC rules and regulations. The Committee operates under a written charter adopted by the Board of Directors, a copy of which is included as Appendix A to this Proxy Statement.

The Committee recommends to the Board of Directors the appointment of the independent auditors, reviews the scope of audits, reviews significant changes to the Company’s accounting principles and practices, reviews significant issues encountered in the course of audit work related to the adequacy of internal controls.

The Committee reviewed and discussed the audited financial statements with management of the Company and representatives of Ernst & Young LLP. The discussions with Ernst & Young LLP included the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Audit Committee received the written disclosures and the letter regarding independence from Ernst & Young LLP, as required by Independence Standards Board Standard No. 1 and discussed with Ernst & Young LLP their independence.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2006 for filing with the SEC.

The Committee also recommended to the Board of Directors, and the Board has appointed, Ernst & Young LLP to audit the corporation’s financial statements for the fiscal year ending January 31, 2007, subject to shareholder ratification of that appointment.

AUDIT COMMITTEE
Ralph Clements Sheldon Fechtor John Gibbons Donald Tringali

Set forth below is the report of the Compensation Committee. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporate such information by reference in such filing.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee is composed of three members, each whom is “independent,” as defined under the applicable Nasdaq listing standards and SEC rules and regulations. The Committee operates under a written charter adopted by the Board of Directors.

Compensation Policies—Policies governing the compensation of the Company’s executives are established and monitored by the Committee. All decisions relating to the compensation of the Company’s executives during the fiscal year ended January 31, 2006 were made by the Committee.

In administering its compensation program, the Committee follows its belief that compensation should reflect the value created for shareholders while supporting the Company’s strategic goals. In doing so, the compensation programs reflect the following themes:

1.                The Company’s compensation programs should be effective in attracting, motivating, and retaining key executives;

2.                There should be a correlation among the compensation awarded to an executive, the performance of the Company as a whole, and the executive’s individual performance;

3.                The Company’s compensation programs should provide the executives a financial interest in the Company similar to the interests of the Company’s shareholders; and

4.                The Company’s compensation program should strike an appropriate balance between short term and long term performance objectives.

Elements of Compensation Programs

At least annually, the Committee reviews the Company’s executive officer compensation programs to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. The three basic components of the program, each of which is intended to serve the overall compensation philosophy, are as follows:

Base Salary—Base salary levels are, in part, established through comparisons with companies of similar size engaged in the same or similar business as that of the Company. Actual salaries are based on individual performance of the executive officer within the salary range reflecting job evaluation and market comparisons. Base salary levels for executive officers are reviewed annually and established within a range deemed by the Committee to be reasonable and competitive. The Committee did not recommend increases in base salary for any executive officers in the fiscal year ended January 31, 2006.

Annual Incentives—The Company’s executive officers are eligible to participate in the annual incentive compensation program whose awards are based on the attainment of certain operating and individual goals. The objective of this program is to provide competitive levels of compensation in return for the attainment of certain financial objectives that the Committee believes are primary factors in the enhancement of shareholder value. In particular, the program seeks to focus the attention of executive officers towards earnings growth. Bonuses for executive officers of the Company under this program are intended to be consistent with targeted awards of companies of similar size and engaged in the same or similar business as that of the Company. Actual awards are subject to adjustment up or down, at the discretion of the Committee, based on the Company’s overall performance. For the fiscal year ended

January 31, 2006, the Committee awarded bonuses to executive officers as indicated in the Summary Compensation Table above.

Long-Term Incentives—As an important element in retaining and motivating the Company’s senior management, the Committee believes that those persons who have substantial responsibility for the management and growth of the Company should be provided with an opportunity to increase their ownership of Company stock. Therefore, executive officers and other key employees are eligible to receive stock options from time to time, giving them the right to purchase shares of Common Stock of the Company at a specified price in the future. The number of stock options granted to executive officers is based on various factors, including the respective scope of accountability, strategic and operational goals and anticipated performance and contributions of the individual executive.   For the fiscal year ended January 31, 2006, the Committee awarded stock options to executive officers as indicated in the Summary Compensation Table above.

Chief Executive Officer’s Compensation

Mr. McGinnis’ compensation was determined pursuant to the principles noted above. The Committee, in considering his compensation for the year ended January 31, 2006, reviewed his existing compensation arrangements, comparable compensation for chief executive officers of other companies and the performance of both Mr. McGinnis and the Company.

Policy with Respect to Internal Revenue Code Section 162(m)

In 1993, the Internal Revenue Code of 1986 (the “Code”) was amended to add Section 162(m). Section 162(m), and regulations hereunder adopted in 1995, place a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company’s most highly compensated officers. Section 162(m) does not, however, disallow a deduction for qualified “performance-based compensation” the material terms of which are disclosed to and approved by shareholders. At the present time, the Company’s executive officer compensation levels are substantially below the $1,000,000 pay limit and the Committee believes that the Company will most likely not be affected by the regulation in the near future. Where appropriate in light of specific compensation objectives, the Committee intends to take necessary actions in the future to minimize the loss of tax deductions related to compensation.

COMPENSATION COMMITTEE
Ralph Clements Don Tringali Dan Yates

Set forth below is the report of the Company’s Governance and Nominating Committee. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

REPORT OF THE GOVERNANCE AND NOMINATING COMMITTEE

The Governance and Nominating Committee is composed of three members, each of whom is “independent,” as defined under the applicable Nasdaq listing standards and SEC rules and regulations. The Committee operates under a written charter adopted by the Board of Directors.

The Committee assists the Board in overseeing the implementation and effectiveness of the Company’s Corporate Governance Guidelines and Code of Ethics and making recommendations to the Board of Directors for modifications thereto. The Committee also reviews the overall corporate governance of the Company and recommends improvements when necessary.

The Committee recommended to the Board of Directors and the Board adopted a Code of Ethics covering Standards of Conduct for Directors, a Code of Ethics for the Chief Executive Officer and Senior Financial Officers and Executives, and a Code of Business Ethics and Professional Conduct.

The Committee also assists the Board of Directors in the selection of nominees for election to the Board. The Committee has established selection criteria and qualifications of director nominees as well as a formal process for identification and review of candidates. This process also includes consideration of candidates submitted by shareholders. The selection criteria is reviewed and updated to best meet the needs of the Board and the Company at the time nominees are considered.

Among the selection criteria used when the Committee identifies new Board members or makes a recommendation for re-election to the Board:

•       High personal integrity.

•       High business ethics.

•       Strong interpersonal skills.

•       Problem solving skills—use of analytical, experiential and intuitive approaches. Ability to keep abreast of changes in best business and governance practices. Independent thinking—can challenge thinking but not be contentious. Ability to gain the respect of the Chairman.

•       Ability to be a contributor to the decisions of the Chairman, CEO and the Board—will add new perspectives.

•       Contacts and relationships that can be of value to the Company. Experience in the compliance industry desirable.

•       Experience in a senior leadership position.

•       Previous Board experience desirable.

•       Financially literate and understands business metrics.

•       Supplements the existing skills of the current Board.

•       International experience.

•       Corporate governance standards established by Nasdaq.

GOVERNANCE AND NOMINATING COMMITTEE
Norman Wolfe John Gibbons Sheldon Fechtor

PROPOSAL NO. 2
APPROVAL AND ADOPTION OF THE 2006 EQUITY INCENTIVE PLAN

General

In April 2006, the Board of Directors approved, subject to shareholder approval, the adoption of the National Technical Systems, Inc. 2006 Equity Incentive Plan, which is referred to as the 2006 Equity Incentive Plan, and its operation.

The Board of Directors unanimously recommends a vote “FOR”
the approval and adoption of the 2006 Equity Incentive Plan.

If the 2006 Equity Incentive Plan is approved by the shareholders at the Annual Meeting, the Company’s 2002 Stock Option Plan will be terminated and no further options will be granted under it.

The following is a summary of the principal features of the 2006 Equity Incentive Plan. The summary below is qualified in its entirety by the terms of the 2006 Equity Incentive Plan, a copy of which, as it is proposed to be approved and adopted, is attached to this Proxy Statement as Appendix B and is incorporated by reference herein.

Description of the Plan

Purpose of the 2006 Equity Incentive Plan.   The purpose of the 2006 Equity Incentive Plan is to encourage ownership in the Company by key personnel whose long-term service is considered essential to continued progress, thereby linking these employees directly to shareholder interests through increased stock ownership.

Eligible Participants.   Awards under the 2006 Equity Incentive Plan may be granted to any of the Company’s employees, officers, directors or consultants or those of the Company’s affiliates. An incentive stock option may be granted under the 2006 Equity Incentive Plan only to a person who, at the time of the grant, is an employee of the Company or a related corporation.

Number of Shares of Common Stock Available Under the 2006 Equity Incentive Plan.   If approved by the shareholders, a total of 300,000 new shares of Common Stock will be reserved for issuance under the 2006 Equity Incentive Plan. The maximum aggregate number of shares that may be issued under the 2006 Equity Incentive Plan through exercise of incentive stock options is 300,000 shares of Common Stock.

If an award is cancelled, terminates, expires or lapses for any reason without having been fully exercised or vested, or is settled by less than the full number of shares of Common Stock represented by such award actually being issued, the unvested, cancelled or unissued shares of Common Stock generally will be returned to the available pool of shares reserved for issuance under the 2006 Equity Incentive Plan. Also, if the Company experiences a stock dividend, reorganization or other change in capital structure, the plan administrator has discretion to adjust the number of shares available for issuance under the 2006 Equity Incentive Plan and any outstanding awards as appropriate to reflect the stock dividend or other change. The share number, award type and price limitations included in the 2006 Equity Incentive Plan will also adjust appropriately upon such event.

Administration of the Plan.   The 2006 Equity Incentive Plan will be administered by the Board of Directors or a committee of the Board, which we refer to as the Committee. The Board of Directors has appointed the Compensation Committee as the Committee referred to in the 2006 Equity Incentive Plan. In the case of awards intended to qualify as “performance-based-compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, the Committee will consist of two or more “outside directors” within the meaning of Section 162(m) of the Code. The administrator has the authority to, among other things, select the individuals to whom awards will be granted and to determine the type of award to grant; determine the terms of the awards, including the exercise price, the number of shares subject to each award, the exercisability of the awards and the form of consideration payable upon exercise; to provide for a dividend or dividend equivalents; and to interpret the 2006 Equity Incentive Plan and adopt rules and procedures relating to administration of the 2006 Equity Incentive Plan. Except to the extent prohibited by any applicable law, the Committee may delegate to one or more individuals the day-to-day administration of the 2006 Equity Incentive Plan.

Award Types

Options.   A stock option is the right to purchase shares of Common Stock at a fixed exercise price for a fixed period of time. An option under the 2006 Equity Incentive Plan may be an incentive stock option or a nonstatutory stock option. The exercise price of options granted under the 2006 Equity Incentive Plan must be at least equal to the fair market value of the Common Stock on the date of grant. In addition, the exercise price for any incentive stock option granted to any employee owning more than 10 percent of the Company’s Common Stock may not be less than 110 percent of the fair market value of the Common Stock on the date of grant.

Unless the administrator determines to use another method, the fair market value of Common Stock on the date of grant will be determined as the closing sales price for the Company’s Common Stock on the date the option is granted (or if no sales are reported that day, the last preceding day on which a sale occurred), using a reporting source selected by the administrator. The administrator determines the acceptable form of consideration for exercising an option, including the method of payment, either through the terms of the option agreement or at the time of exercise of an option; provided that, consideration must be actually received before issuing any shares. The 2006 Equity Incentive Plan permits payment in the form of cash, check or wire transfer, other shares of Common Stock, cashless exercises, any other form of consideration and method of payment permitted by applicable laws, or any combination thereof.

An option granted under the 2006 Equity Incentive Plan generally cannot be exercised until it becomes vested. The administrator establishes the vesting schedule of each option at the time of grant and the option will expire at the times established by the administrator. After termination of one of the Company’s employees, directors or consultants, he or she may exercise his or her option for the period of time stated in the option agreement, to the extent the option is vested on the date of termination. If termination is due to death or disability, the option generally will remain exercisable for 12 months following such termination. In all other cases, the option generally will remain exercisable for three months. However, an option may never be exercised later than the expiration of its term. The term of any stock option may not exceed 10 years, except that with respect to any participant who owns 10 percent or more of the voting power of all classes of the Company’s outstanding capital stock, the term for any incentive stock options granted to such 10 percent holder must not exceed five years.

Stock Awards.   Stock awards are awards or issuances of shares of Common Stock that vest in accordance with terms and conditions established by the administrator. Stock awards include stock units, which are bookkeeping entries representing an amount equivalent to the fair market value of a share of Common Stock, payable in cash, property or other shares of stock. The administrator may determine the number of shares to be granted and impose whatever conditions to vesting it determines to be appropriate, including, without limitation, performance criteria and level of achievement versus the criteria that the administrator determines. The criteria may be based on financial performance, personal performance evaluations and completion of service by the participant, or other factors determined by the administrator. Unless the administrator determines otherwise, shares that do not vest typically will be subject to forfeiture or to the Company’s right of repurchase, which it may exercise upon the voluntary or involuntary termination of the awardee’s service with the Company for any reason, including death or disability. In the case of stock awards intended to qualify as “performance-based compensation” within the meaning of

Section 162(m) of the Code, the measures established by the administrator must be qualifying performance criteria. Qualifying performance criteria may include, without limitation, any of the following, individually or in combination:

• cash flow	• operating income or net operating income
• earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings)	• operating profit or net operating profit
• earnings per share	• operating margin
• growth in earnings or earnings per share	• return on operating revenue
• stock price	• market share
• return on equity or average shareholders’ equity	• contract awards or backlog
• total shareholder return	• overhead or other expense reduction
• return on capital	• growth in shareholder value relative to the moving average of the S&P Information Technology Index or other peer group index
• return on assets or net assets	• credit rating
• return on investment	• strategic plan development and implementation
• revenue	• improvements in workforce diversity
• income or net income	• EBITDA

Qualifying performance criteria may be applied either to the Company as a whole or to a business unit, affiliate or business segment, individually or in any combination. Qualifying performance criteria may be measured either annually or cumulatively over a period of years, and may be measured on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the administrator in writing in the award.

Stock Appreciation Rights.   A stock appreciation right is the right to receive the appreciation in the fair market value of Common Stock in an amount equal to the difference between (a) the exercise price and (b) the fair market value of a share of Common Stock on the date of exercise. This amount will be paid, as determined by the administrator, in shares of Common Stock with equivalent value, cash, or a combination of both. The exercise price must be at least equal to the fair market value of Common Stock on the date of grant. Subject to these limitations, the administrator determines the exercise price, term, vesting schedule and other terms and conditions of stock appreciation rights; however, stock appreciation rights terminate under the same rules that apply to stock options.

Cash Awards.   Cash awards are awards that confer upon the participant the opportunity to earn future cash payments tied to the level of achievement with respect to one or more performance criteria established by the administrator for a performance period. The administrator will establish the performance criteria and level of achievement versus these criteria, which will determine the target and the minimum and maximum amount payable under a cash award. The criteria may be based on financial performance and/or personal performance evaluations. In the case of cash awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the measures established by the administrator must be specified in writing.

Transferability of Awards.   Unless the administrator determines otherwise, the 2006 Equity Incentive Plan does not allow for the transfer of awards other than by beneficiary designation, will or by the laws of descent or distribution and only the participant may exercise an award during his or her lifetime.

Preemptive Rights.   The 2006 Equity Incentive Plan provides that no shares will be issued thereunder in violation of any preemptive rights held by any of the Company’s shareholders.

Adjustments upon Merger or Change-in-Control.   The 2006 Equity Incentive Plan provides that in the event of a merger with or into another corporation or the Company’s “change-in-control,” including the sale of all or substantially all of the Company’s assets, and certain other events, the Board of Directors or the Committee may, in its discretion, provide for the assumption or substitution of, or adjustment to, each outstanding award, accelerate the vesting of options and stock appreciation rights, and terminate any restrictions on stock awards or cash awards or provide for the cancellation of awards in exchange for a cash payment to the participant; or provide for the cancellation of awards that have not been exercised or redeemed as of the relevant event.

Certain Federal Income Tax Information

The following is a general summary as of this date of the federal income tax consequences to the Company and to U.S. participants for awards granted under the 2006 Equity Incentive Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different.

Incentive Stock Options.   For federal income tax purposes, an optionee does not recognize taxable income when an incentive stock option is granted or upon its exercise. When an incentive stock option is exercised, however, the difference between the option exercise price and the fair market value of the shares on the exercise date is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax, which is paid if such tax exceeds the optionee’s regular tax for the year.

An optionee who disposes of shares acquired by exercise of an incentive stock option more than two years after the option is granted and one year after its exercise recognizes a long-term capital gain or loss equal to the difference between the sale price and the exercise price. If the holding periods are not met and the sale price exceeds the exercise price, the optionee generally will recognize ordinary income as of the exercise date equal to the difference between the exercise price and the lower of the sale price of the shares or their fair market value on the exercise date. Any gain or loss recognized on such premature sale of the shares in excess of the amount of ordinary income is characterized as capital gain or loss. If the holding periods are not met and the sale price is less than the exercise price, the option will recognize a capital loss equal to the difference between the exercise price and the sale price.

Nonstatutory Stock Options.   A participant who receives a nonstatutory stock option with an exercise price equal to or greater than the fair market value of the stock on the grant date generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the option equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise. Any additional gain or loss recognized upon any later disposition of shares would be capital gain or loss. Any taxable income recognized in connection with an option exercise by an employee or former employee of the Company is subject to tax withholding.

Stock Awards.   A participant who receives a stock award that is not subject to a “substantial risk of forfeiture” will recognize ordinary income at the time of grant equal to the difference between the fair market value of the stock on the date of grant less the amount paid for the stock, if any. A restricted stock award is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited if the participant ceases to provide services to the Company. A participant who receives a stock award that is subject to a “substantial risk of forfeiture” will not recognize ordinary income at the time of grant, but will recognize ordinary income on the date or dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture less the amount paid for the stock, if any.

The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within 30 days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by an employee or former employee will be subject to tax withholding by us. If the stock award consists of stock units, no taxable income is reportable when stock units are granted to a participant or upon vesting. Upon settlement, the participant will recognize ordinary income in an amount equal to the value of the payment received pursuant to the stock units.

Stock Appreciation Rights.   No taxable income is reportable when a stock appreciation right, with an exercise price equal to or greater than the fair market value of the stock on the date of grant, is granted to a participant or upon vesting. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares or cash received. If the participant receives shares upon exercise, any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Cash Awards.   Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received by an employee or former employee will be subject to tax withholding by the Company.

Tax Effect for NTS.   Unless limited by Section 162(m) or Section 280G of the Code, the Company generally will be entitled to a tax deduction in connection with an award under the 2006 Equity Incentive Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of a nonstatutory stock option).

Section 162(m) Limits.   Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. Certain performance-based compensation approved by shareholders is not subject to the deduction limit. The 2006 Equity Incentive Plan is qualified such that awards under the plan may constitute performance-based compensation not subject to Section 162(m) of the Code. One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the 2006 Equity Incentive Plan provides that the maximum number of shares of Common Stock for which awards may be made to any employee, in any calendar year, is 30,000, except that in connection with his or her initial service, an employee may be granted awards covering up to an additional 30,000 shares of Common Stock. The maximum amount payable pursuant to that portion of a cash award granted under the 2006 Equity Incentive Plan for any fiscal year to any employee that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code may not exceed $1,000,000.

Section 409A.   Section 409A of the Code makes compensation that is deferred under a nonqualified deferred compensation arrangement taxable generally on the date of grant (or when vested, if later) and subject to additional taxes and interest, unless certain requirements are met. These requirements may apply to some types of awards available under the 2006 Equity Incentive Plan. In addition, certain actions may subject an award to which these requirements do not otherwise apply to Code Section 409A. The 2006 Equity Incentive Plan provides that it and awards granted thereunder are intended to comply with the requirements of Section 409A of the Code, and are to be interpreted in a manner consistent with that intention.

Section 280G Limits.   Section 280G of the Code limits the amount of certain compensation payable upon a change in control of the Company, so-called “parachute payments.” If stock options or other awards vest upon a change in control, or if other payments contingent upon such a change in control are made, the vesting or payment may in whole or in part result in a nondeductible parachute payment. In addition, the recipient of the parachute payment would be subject to a 20 percent excise tax that we would be required to withhold in addition to federal income tax. The 2006 Equity Incentive Plan provides discretion to the Board of Directors to provide for the vesting of awards upon a change-in-control.

New Plan Benefits

The Company has no current plans, proposals or arrangements to grant any awards under the 2006 Equity Incentive Plan.

Amendment and Termination

The administrator may amend the 2006 Equity Incentive Plan at any time or from time to time or may terminate it, but any such amendment shall be subject to the approval of the shareholders in the manner and to the extent required by applicable law, rules or regulations. However, no action by the administrator or the shareholders may alter or impair any option or other type of award under the 2006 Equity Incentive Plan, unless mutually agreed otherwise between the holder of the award and the administrator. The 2006 Equity Incentive Plan will continue in effect for a term of 10 years from the date the 2006 Equity Incentive Plan was adopted by the Board of Directors, unless terminated earlier in accordance with the provisions of the 2006 Equity Incentive Plan.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm to audit its financial statements for the fiscal year ending January 31, 2007. The decision of the Board of Directors was based on the recommendation of the Audit Committee. Ernst & Young LLP has acted as the Company’s independent registered public accounting firm since its appointment during fiscal 1990. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Although ratification by shareholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the Company’s shareholders. Notwithstanding its selection, the Board of Directors, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its shareholders. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Board of Directors may reconsider its selection.

The Board of Directors unanimously recommends a vote “FOR”
the ratification of the appointment of Ernst & Young LLP as
the Company’s independent registered public accounting firm
for the fiscal year ending January 31, 2007.

The Company paid the following fees to Ernst & Young LLP during fiscal years ending January 31, 2006 and 2005, respectively:

	2006	2005
Audit Fees	$379,500	$340,000
Audit-Related Fees	0	0
Tax-Related Fees	0	0
All Other Fees	6,850	18,077

The audit and audit-related fees for the years ended January 31, 2006 and January 31, 2005, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company, statutory audits, consents and assistance with review of documents filed with the SEC.

Policy on Accounting Matters; Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee administers the Company’s engagement of Ernst &Young LLP and pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of Ernst & Young LLP, and whether for reasons of efficiency or convenience it is in the best interest of the Company to engage its independent auditor to perform the services. The Audit Committee has determined that performance by Ernst & Young LLP of the non-audit services related to the fees on the table above did not affect their independence.

Prior to engagement, the Audit Committee pre-approves all independent auditor services. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

STOCK PERFORMANCE

The following graph shows a five-year comparison of cumulative total returns on investment for the Company, the Russell 2000 Index and the S&P Information Technology Index (formerly S&P Technology Index). The stock price performance shown on the graph below is not necessarily indicative of future price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG NATIONAL TECHNICAL SYSTEMS, INC., THE RUSSELL 2000 INDEX
AND THE S & P INFORMATION TECHNOLOGY INDEX

*                    $100 invested on 1/31/01 in stock or index-including reinvestment of dividends. Fiscal year ending January 31.

	Cumulative Total Return
	1/01	1/02	1/03	1/04	1/05	1/06
NATIONAL TECHNICAL SYSTEMS, INC.	100.00	40.00	69.33	156.74	133.93	151.70
RUSSELL 2000	100.00	96.40	75.32	119.02	129.34	153.77
S & P INFORMATION TECHNOLOGY INDEX	100.00	63.73	38.68	59.95	56.30	61.92

Copyright © 2006 Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

OTHER MATTERS

Management is not aware of any other matters to be presented for action at the meeting or any adjournment thereof. However, if any matters come before the meeting, it is intended that shares represented by proxy will be voted in accordance with the judgment of the persons voting them.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

SEC rules and regulations provide that a shareholder wishing to include a proposal in the proxy statement for the Company’s 2007 annual meeting of shareholders must submit the proposal so that it is received by the Company at its principal executive office, attention Corporate Secretary, at 24007 Ventura Boulevard, Calabasas, California, 91302, no later than January 30, 2007. In accordance with the Company’s Bylaws, shareholders must deliver notification of their intent to submit a proposal or director nomination not less than 45 days nor more than 75 days prior to the anniversary of the mailing date of the Company’s proxy materials for the preceding year’s annual meeting of shareholders (e.g., May 30, 2006); provided, however, that if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the date on which public announcement of the date of such meeting is first made by the Company.

Shareholders who wish the Governance and Nominating Committee to consider a candidate for nomination as a director at the 2007 annual meeting of shareholders must submit advance notice of the nomination to the Committee as set forth in the paragraph above. It is the policy of the Governance and Nominating Committee to consider all nominees on their merits as discussed in the “Report of the Governance and Nominating Committee” above.

A shareholder’s notice of a proposed nomination for director to be made at an annual meeting must include the following information:

•       the name and address of the shareholder proposing to make the nomination and of the person or persons to be nominated;

•       a representation that the holder is a shareholder entitled to vote his or her shares at the annual meeting and intends to vote his or her shares in person or by proxy for the person or persons nominated in the notice;

•       a description of all arrangements or understandings between the shareholder(s) supporting the nomination and each nominee;

•       any other information concerning the proposed nominee(s) that the Company would be required to include in the proxy statement if the Board of Directors made the nomination; and

•       the consent of the nominee(s) to serve as director if elected.

COMMUNICATIONS WITH DIRECTORS

You may communicate with the members of the Audit Committee, the Compensation Committee or the Governance and Nominating Committee, or with the Company’s independent directors as a group, by writing to any such person or group c/o of the Corporate Secretary at 24007 Ventura Boulevard, Calabasas, California 91302.

Communications are distributed to the Board of Directors, or to any individual director, depending on the facts and circumstances described in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, including the following: junk mail and mass mailings; product or service complaints; product or service inquiries; new product or service suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the proviso that any communication that is not distributed will be made available to any independent director upon that director’s request.

Communications that include information better addressed by the complaint hotline supervised by the Audit Committee will be delivered to the hotline.

DIRECTOR ATTENDANCE AT ANNUAL MEETING

The Company does not have a policy regarding director attendance at the Company’s annual meetings of shareholders, although it encourages all directors to attend. Except for Mr. Hoffman, all directors attended the Company’s 2005 annual meeting of shareholders.

CODE OF ETHICS

The Company has adopted a Code of Ethics applicable to the principal executive officer and senior financial executives, including the chief financial officer and the chief accounting officer, of the Company, as well as all employees and directors of the Company. The Code of Ethics is published on the Company’s website located on the Internet at www.ntscorp.com, under “Investor Information.” The Company intends to disclose future amendments to, or waivers from, certain provisions of the Code of Ethics applicable to senior financial executives on our website within two business days following the date of such amendment or waiver.

IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

APPENDIX A

National Technical Systems, Inc.

Charter of the Audit Committee of the Board of Directors

Purpose

The Audit Committee (the Committee) is created and appointed by the Board of Directors (the Board) of the Company to assist the Board in fulfilling its responsibilities to oversee management’s conduct of the Company’s accounting and financial reporting process.

Specifically, the Committee is responsible for overseeing that:

•       the financial statements present, fairly, in all material respects, the financial condition of the Company, in accordance with generally accepted accounting principles.

•       the independent auditors have the qualifications, independence and performance as defined by the rules of the Securities and Exchange Commission (SEC).

•       a system of internal controls is maintained throughout the Company that, on a reasonable and economic basis, protects the assets of the Company and allows for the reasonable recording of transactions to insure the reliability and accuracy of the Company’s financial reporting.

•       the Company’s compliance with legal and regulatory requirements that relate to the Company’s financial reporting.

Authority

In discharging its duties, the Committee is empowered to investigate any matter within the scope of its responsibilities or any other matter brought to its attention by the Board, with full access to the Company’s books, records, facilities and personnel. The Committee may retain, at the Company’s expense, special accounting, legal or other experts it deems necessary to perform its duties.

The Company shall provide appropriate funding, as determined by the Committee, to permit the Committee to perform its duties under this Charter, to compensate its advisors and to compensate any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company.

Membership

The Audit Committee must be comprised of not less than three members of the Board, and each of the Committee members will meet the independence, experience and other requirements of the Nasdaq Stock Market, Inc. (Nasdaq) and the rules and regulations of the SEC defined above.

No member shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

Each member of the Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. In addition, one member must have past employment experience in finance or accounting, professional certification in accounting, or any other comparable experience or background that results in the individual’s financial sophistication, including serving or have served as a chief financial officer or other senior official with financial oversight responsibilities, sufficient to establish the member as a “financial expert” within the meaning of Item 401(h) of Regulation S-K.

Statement

While the function of the Committee is one of oversight, it is management’s responsibility for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to ensure compliance with applicable accounting standards and laws and regulations.

The outside auditors have the responsibility to plan and carry out the audit and reviews, in accordance with professional auditing standards, including audit of the Company’s financial statements that appear in the Annual Report on Form 10-K and reviews of the Company’s financial statements prior to the filing of each Quarterly Report on Form 10-Q.

It should be recognized that the Committee, in fulfilling its duties under this Charter, is made up of members who are not employees of the Company and are not and do not represent themselves to be accountants or auditors by profession. As such, it is not the duty nor the responsibility of the Committee or any of its members to perform any “field work” or other types of auditing or accounting reviews or procedures.

Each Committee member shall be entitled to rely on the representations of those persons and organizations within and outside the Company from which it receives information. The Committee is also entitled to rely on the accuracy of the financial and other information provided by such persons and organizations, absent actual knowledge to the contrary.

Responsibilities

In addition to any other responsibilities within the realm of this Charter, assigned to it by the Board, the Committee is responsible for the following matters:

Independent (outside) Auditors

•       appoint, determine compensation for, retain and oversee the work of any registered public accounting firm engaged (including resolution of any disagreements between management and the outside auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit work, review or attest services for the Company, and each such registered public accounting firm must report directly to the Committee.

•       review the plan and scope of the audit services, permissible non-audit services and related services to be performed by the independent auditor.

•       review and discuss with management and the independent auditor, the annual audited financial statements and the quarterly financial statements, prior to the filing of the Company’s forms 10-K and 10-Q, respectively.

•       review and discuss with management and the independent auditor, any off-balance sheet transactions or structures and their effect on the Company’s financial results and operations.

•       review and approve any earning releases, conference call scripts and other communications publicizing the financial condition or results of operations of the Company.

•       ensure the receipt from the outside auditors of a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1;

•       actively discuss with the independent auditor any relationships or services disclosed in the written statement that may affect the objectivity and independence of the independent auditor;

•       evaluate the independent auditor’s qualifications, independence and performance and present its conclusions and recommendations to the Board.

•       obtain and review information from the independent auditors as to:

•        their own internal quality control procedures.

•        a description of any material issues relating to their internal quality controls raised during any peer review.

•        a description, if any, of any inquiry or investigation by a governmental or professional authority within the last five years, that relates to an independent audit by the auditing firm.

•       consider whether the independent auditor satisfies the auditor rotation rules, as they apply, including the lead audit or reviewing partner on the audit management team.

•       establish procedures for the advance review and approval of any audit and non-audit services and fees to be provided by the independent auditor, other than “prohibited non-auditing services” and minor audit services, each as specified in the Securities Exchange Act of 1934, as amended. The Committee shall have the sole authority to make these approvals, although such approval may be delegated to any committee member so long as the approval is presented to the full Committee at a later time.

•       the Committee shall review the hiring of any current or former employee of the independent auditor who was engaged in the audit of the Company

Internal Controls & Financial Reporting

•       advise management and the outside auditors that they are expected to provide the Committee timely information on any significant generally accepted accounting principles (GAAP) changes or other items that impact the financial statement.

•       consider any reports or communications, and management response thereto, submitted to the Committee by the independent auditors required by the Statement on Auditing Standards (SAS) NO. 61 (Communications with Audit Committees)

•        for example, accounting estimates made by management, the outside auditor’s judgment regarding the quality of the Company’s accounting principals, as well as any difficulties the auditor encountered, and the Company’s response thereto, in the course of the audit.

•       discuss with both management and the independent auditor, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Resulting Operations.”

•       review the form of opinion the outside auditors propose to issue on the annual financial statement.

•       with respect to the system of internal accounting control throughout the Company, review and evaluate:

•        the adequacy and quality of such systems after consultation with members of management, the head of internal control and the independent auditors.

•        management’s performance in maintaining and improving these systems and whether management is setting the appropriate control culture by communicating the importance of internal control and management of risk.

•        recommendations made by the independent auditor and the head of internal control relative to improvement to these systems.

•        any major weakness discovered (including any fraud whether or not material), involving internal controls or employees with responsibility for internal controls and any corrective actions taken.

Recommendations & Reports

•       recommend to the Board of Directors as to whether the audited financial statements should be included in the Company’s annual report on Form 10-K for filing with the Securities Exchange Commission.

•       prepare a report to be included in the annual proxy statement, as required by the SEC.

•       review and reassess the adequacy of this Charter at least annually and recommend any changes to the Board.

•       establish and oversee procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Complaints

•       establish and oversee procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Other Duties

•       perform an annual self-assessment of the committees performance for the preceding year.

•       review and pre-approve all transactions between the Company and related parties other than compensation transactions.

•       establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls or auditing matters; and confidential anonymous submission of concerns by employees regarding questionable accounting or auditing matters.

•       discuss policies and procedures with respect to risk assessment and management.

APPENDIX B

NATIONAL TECHNICAL SYSTEMS, INC.

2006 EQUITY INCENTIVE PLAN

1.     Purpose of the Plan.   The purpose of this Plan is to encourage ownership in the Company by key personnel whose long-term service is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success.

2.     Definitions.   As used herein, the following definitions shall apply:

“Act” shall mean the Securities Act of 1933, as amended.

“Administrator” shall mean the Board or any Committees or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

“Affiliate” shall mean any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

“Applicable Laws” shall mean the requirements relating to the administration of stock plans under federal and state laws; any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system; and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, to the laws of such jurisdiction.

“Award” shall mean, individually or collectively, a grant under the Plan of an Option, Stock Award, SAR, or Cash Award.

“Awardee” shall mean a Service Provider who has been granted an Award under the Plan.

“Award Agreement” shall mean an Option Agreement, Stock Award Agreement, SAR Agreement, or Cash Award Agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

“Board” shall mean the Board of Directors of the Company.

“Cash Award” shall mean a bonus opportunity awarded under Section 13 pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the “Cash Award Agreement”).

“Change in Control” shall mean any of the following, unless the Administrator provides otherwise:

(i)    any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately before such transaction);

(ii)   the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary of the Company);

(iii)  the acquisition of beneficial ownership of a controlling interest (including power to vote) in the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act);

(iv)  the dissolution or liquidation of the Company;

(v)    a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees cease to constitute a majority of the Board; or

(vi)  any other event specified by the Board or a Committee, regardless of whether at the time an Award is granted or thereafter.

Notwithstanding the foregoing, the term “Change in Control” shall not include any underwritten public offering of Shares registered under the Act.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

“Common Stock” shall mean the common stock of the Company.

“Company” shall mean National Technical Systems, Inc., a California corporation, or its successor.

“Consultant” shall mean any natural person, other than an Employee or Director, who performs bona fide services for the Company or an Affiliate as a consultant or advisor.

“Conversion Award” has the meaning set forth in Section 4(b)(xii) of the Plan.

“Director” shall mean a member of the Board.

“Disability” shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

“Employee” shall mean an employee of the Company or any Affiliate, and may include an Officer or Director. Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise; (ii) any leave of absence approved by the Company or an Affiliate; (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates; (iv) any change in the Awardee’s status from an employee to a Consultant or Director; and (v) an employee who, at the request of the Company or an Affiliate, becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, unless the Administrator determines otherwise, as of any date, the closing price for such Common Stock as of such date (or if no sales were reported on such date, the closing price on the last preceding day for which a sale was reported), as reported in such source as the Administrator shall determine.

“Grant Date” shall mean the date upon which an Award is granted to an Awardee pursuant to this Plan.

“Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Nonstatutory Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.

“Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

“Option” shall mean a right granted under Section 8 of the Plan to purchase a certain number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Option Agreement”). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

“Participant” shall mean the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

“Plan” shall mean this National Technical Systems, Inc. 2006 Equity Incentive Plan.

“Qualifying Performance Criteria” shall have the meaning set forth in Section 14(b) of the Plan.

“Related Corporation” shall mean any parent or subsidiary (as those terms are defined in Section 424(e) and (f) of the Code) of the Company.

“Service Provider” shall mean an Employee, Officer, Director, or Consultant.

“Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

“Stock Award” shall mean an award or issuance of Shares or Stock Units made under Section 11 of the Plan, the grant, issuance, retention, vesting, and transferability of which is subject during specified periods to such conditions (including continued service or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

“Stock Appreciation Right” or “SAR” shall mean an Award, granted alone or in connection with an Option, that pursuant to Section 12 of the Plan is designated as a SAR. The terms of the SAR are expressed in the agreement or other documents evidencing the Award (the “SAR Agreement”).

“Stock Unit” shall mean a bookkeeping entry representing an amount equivalent to the fair market value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

“Ten-Percent Stockholder” shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Related Corporation).

“Termination of Service” shall mean ceasing to be a Service Provider. However, for Incentive Stock Option purposes, Termination of Service will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Related Corporations. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Service.

3.     Stock Subject to the Plan.

(a)    Aggregate Limits.

(i)    The maximum aggregate number of Shares that may be issued under the Plan through Awards is 300,000 Shares. Notwithstanding the foregoing, the maximum aggregate number of Shares that may be issued under the Plan through Incentive Stock Options is 300,000 Shares. The limitations of this Section 3(a)(i) shall be subject to the adjustments provided for in Section 15 of the Plan.

(ii)   Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available to grant under the Plan. Notwithstanding the foregoing, the aggregate number of shares of Common Stock that may be issued under the Plan upon the exercise of Incentive Stock Options shall not be increased for restricted Shares that are forfeited or repurchased. Notwithstanding anything in the Plan, or any Award Agreement to the contrary, Shares attributable to Awards transferred under any Award transfer program shall not be again available for grant under the Plan. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

(b)   Code Section 162(m) Limit.   Subject to the provisions of Section 15 of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Awardee shall not exceed 30,000, except that in connection with his or her initial service, an Awardee may be granted Awards covering up to an additional 30,000 Shares. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(b) shall be subject to adjustment under Section 15 of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Code Section 162(m).

4.     Administration of the Plan.

(a)    Procedure.

(i)    Multiple Administrative Bodies.   The Plan shall be administered by the Board or one or more Committees, including such delegates as may be appointed under paragraph (a)(iv) of this Section 4.

(ii)   Section 162(m).   To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, Awards to “covered employees” within the meaning of Section 162(m) of the Code or Employees that the Committee determines may be “covered employees” in the future shall be made by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)  Rule 16b-3.   To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made in such a manner to satisfy the requirement for exemption under Rule 16b-3.

(iv)  Other Administration.   The Board or a Committee may delegate to an authorized Officer or Officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act; or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code.

(v)    Delegation of Authority for the Day-to-Day Administration of the Plan.   Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b)   Powers of the Administrator.   Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

(i)    to select the Service Providers of the Company or its Affiliates to whom Awards are to be granted hereunder;

(ii)   to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iii)  to determine the type of Award to be granted to the selected Service Provider;

(iv)  to approve the forms of Award Agreements for use under the Plan;

(v)    to determine the terms and conditions, consistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include the exercise or purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

(vi)  to correct administrative errors;

(vii) to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

(viii) to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures, and handling of stock certificates that vary with local requirements; and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

(ix)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

(x)    to modify or amend each Award, including the acceleration of vesting, exercisability, or both; provided, however, that any modification or amendment of an Award is subject to Section 16 of the Plan and may not materially impair any outstanding Award unless agreed to by the Participant;

(xi)  to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued pursuant to an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

(xii) to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights, or other stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity. Unless otherwise determined by the Administrator at the time of conversion or substitution, all

Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

(xiii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiv) to determine whether to provide for the right to receive dividends or dividend equivalents;

(xv)  to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xvi) to impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xvii) to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash, or both, the amount of which is determined by reference to the value of the Award; and

(xviii) to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c)   Effect of Administrator’s Decision.   All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations, including the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

5.    Eligibility.   Awards may be granted to Service Providers of the Company or any of its Affiliates.

6.    Effective Date and Term of the Plan.   Subject to stockholder approval, the Plan shall become effective upon its adoption by the Board. Options, SARs, and Cash Awards may be granted immediately thereafter; provided, that no Option or SAR may be exercised and no Stock Award may be granted under the Plan until it is approved by the stockholders of the Company, in the manner and to the extent required by Applicable Law, within 12 months after the date of adoption by the Board. The Plan shall continue in effect for a term of ten years from the date of the Plan’s adoption by the Board unless terminated earlier under Section 16 herein.

7.    Term of Award.   The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the term shall be ten years from the Grant Date or such shorter term as may be provided in the Award Agreement.

8.    Options.   The Administrator may grant an Option or provide for the grant of an Option, from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including the achievement of performance goals, and for the satisfaction of an event or condition within the control of the Awardee or within the control of others.

(a)   Option Agreement.   Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option; (ii) the type of Option; (iii) the exercise price of the Shares and the means of payment for the Shares; (iv) the term of the Option; (v) such terms and conditions on the vesting or exercisability of an Option, or both, as may be determined from time to time by the Administrator; (vi) restrictions on the transfer of the Option and forfeiture provisions; and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator.

(b)   Exercise Price.   The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)    In the case of an Incentive Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date. Notwithstanding the foregoing, if any Incentive Stock Option is granted to a Ten-Percent Stockholder, then the exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date.

(ii)   In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date. The per Share exercise price may also vary according to a predetermined formula; provided, that the exercise price never falls below 100% of the Fair Market Value per Share on the Grant Date.

(iii)  Notwithstanding the foregoing, at the Administrator’s discretion, Conversion Awards may be granted in substitution or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution or conversion.

(c)   Vesting Period and Exercise Dates.   Options granted under this Plan shall vest, be exercisable, or both, at such times and in such installments during the Option’s term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued service, the passage of time, or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

(d)   Form of Consideration.   The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. The consideration, determined by the Administrator (or pursuant to authority expressly delegated by the Board, a Committee, or other person), and in the form and amount required by applicable law, shall be actually received before issuing any Shares pursuant to the Plan; which consideration shall have a value, as determined by the Board, not less than the par value of such Shares. Acceptable forms of consideration may include:

(i)    cash;

(ii)   check or wire transfer;

(iii)  subject to any conditions or limitations established by the Administrator, other Shares that have a Fair Market Value on the date of surrender or attestation that does not exceed the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)  consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator to the extent that this procedure would not violate Section 402 of the Sarbanes-Oxley Act of 2002, as amended;

(v)    cashless exercise, subject to any conditions or limitations established by the Administrator;

(vi)  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(vii) any combination of the foregoing methods of payment.

9.     Incentive Stock Option Limitations.

(a)    Eligibility.   Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Related Corporations may be granted Incentive Stock Options.

(b)   $100,000 Limitation.   Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Related Corporations) exceeds $100,000, then the portion of such Options that exceeds $100,000 shall be treated as Nonstatutory Stock Options. An Incentive Stock Option is considered to be first exercisable during a calendar year if the Incentive Stock Option will become exercisable at any time during the year, assuming that any condition on the Awardee’s ability to exercise the Incentive Stock Option related to the performance of services is satisfied. If the Awardee’s ability to exercise the Incentive Stock Option in the year is subject to an acceleration provision, then the Incentive Stock Option is considered first exercisable in the calendar year in which the acceleration provision is triggered. For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. However, because an acceleration provision is not taken into account before its triggering, an Incentive Stock Option that becomes exercisable for the first time during a calendar year by operation of such provision does not affect the application of the $100,000 limitation with respect to any Incentive Stock Option (or portion thereof) exercised before such acceleration. The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c)    Leave of Absence.   For purposes of Incentive Stock Options, no leave of absence may exceed three months, unless the right to reemployment upon expiration of such leave is provided by statute or contract. If the period of leave exceeds three months and the Awardee’s right to reemployment is not provided by statute or contract, the Awardee’s employment with the Company shall be deemed to terminate on the first day immediately following such three-month period, and any Incentive Stock Option granted to the Awardee shall cease to be treated as an Incentive Stock Option and shall terminate upon the expiration of the three-month period starting on the date the employment relationship is deemed terminated.

(d)   Transferability.   The Option Agreement must provide that an Incentive Stock Option cannot be transferable by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, must not be exercisable by any other person. Notwithstanding the foregoing, the Administrator, in its sole discretion, may allow the Awardee to transfer his or her Incentive Stock Option to a trust where under Section 671 of the Code and other Applicable Law, the Awardee is considered the sole beneficial owner of the Option while it is held in the trust. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option.

(e)    Exercise Price.   The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i) of the Plan.

(f)    Ten-Percent Stockholder.   If any Incentive Stock Option is granted to a Ten-Percent Stockholder, then the Option term shall not exceed five years measured from the date of grant of such Option.

(g)    Other Terms.   Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, as Incentive Stock Options under the applicable provisions of Section 422 of the Code.

10.   Exercise of Option.

(a)    Procedure for Exercise; Rights as a Stockholder.

(i)    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement.

(ii)   An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) with respect to Nonstatutory Stock Options, payment of all applicable withholding taxes.

(iii)  Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

(iv)  The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised. An Option may not be exercised for a fraction of a Share.

(b)   Effect of Termination of Service on Options.

(i)   Generally.   Unless otherwise provided for by the Administrator, if a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the vested portion of the Option will remain exercisable for three months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after the Termination of Service the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(ii)   Disability of Awardee.   Unless otherwise provided for by the Administrator, if a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following the Participant’s termination. Unless otherwise provided by the Administrator, if at the time of Disability the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)   Death of Awardee.   Unless otherwise provided for by the Administrator, if a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated before the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person or persons to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

11.   Stock Awards.

(a)   Stock Award Agreement.   Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number; (ii) the purchase price of the Shares, if any, and the means of payment for the Shares; (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retained, or vested, as applicable; (iv) such terms and conditions on the grant, issuance, vesting, or forfeiture of the Shares, as applicable, as may be determined from time to time by the Administrator; (v) restrictions on the transferability of the Stock Award; and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b)   Restrictions and Performance Criteria.   The grant, issuance, retention, and vesting of each Stock Award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations, or completion of service by the Awardee.

Notwithstanding anything to the contrary herein, the performance criteria for any Stock Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing.

(c)   Forfeiture.   Unless otherwise provided for by the Administrator, upon the Awardee’s Termination of Service, the unvested Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased any Shares pursuant to such Stock Award, the Company shall have a right to repurchase the unvested portion of such Shares at the original price paid by the Participant.

(d)   Rights as a Stockholder.   Unless otherwise provided by the Administrator, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Unless otherwise provided by the Administrator, a Participant holding Stock Units shall be entitled to receive dividend payments as if he or she were an actual stockholder.

12.   Stock Appreciation Rights.   Subject to the terms and conditions of the Plan, a SAR may be granted to a Service Provider at any time and from time to time as determined by the Administrator in its sole discretion.

(a)   Number of SARs.   The Administrator shall have complete discretion to determine the number of SARs granted to any Service Provider.

(b)   Exercise Price and Other Terms.   The per SAR exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the other terms and conditions of SARs granted under the Plan.

(c)   Exercise of SARs.   SARs shall be exercisable on such terms and conditions as the Administrator, in its sole discretion, shall determine.

(d)   SAR Agreement.   Each SAR grant shall be evidenced by a SAR Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(e)   Expiration of SARs.   A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the SAR Agreement. Notwithstanding the foregoing, the rules of Section 10(b) will also apply to SARs.

(f)   Payment of SAR Amount.   Upon exercise of a SAR, the Participant shall be entitled to receive a payment from the Company in an amount equal to the difference between the Fair Market Value of a Share on the date of exercise over the exercise price of the SAR. This amount shall be paid in cash, Shares of equivalent value, or a combination of both, as the Administrator shall determine.

13.   Cash Awards.   Each Cash Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period.

(a)    Cash Award.   Each Cash Award shall contain provisions regarding (i) the performance goal or goals and maximum amount payable to the Participant as a Cash Award; (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment; (iii) the period as to which performance shall be measured for establishing the amount of any payment; (iv) the timing of any payment earned by virtue of performance; (v) restrictions on the alienation or transfer of the Cash Award before actual payment; (vi) forfeiture provisions; and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a Cash Award that is settled for cash may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of a Cash Award granted under this Plan for any fiscal year to any Awardee that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall not exceed $1,000,000.

(b)   Performance Criteria.   The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and the minimum and maximum amount payable under a Cash Award, which criteria may be based on financial performance or personal performance evaluations or both. The Administrator may specify the percentage of the target Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing.

(c)    Timing and Form of Payment.   The Administrator shall determine the timing of payment of any Cash Award. The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for an Awardee to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property.

(d)   Termination of Service.   The Administrator shall have the discretion to determine the effect of a Termination of Service on any Cash Award due to (i) disability, (ii) retirement, (iii) death, (iv) participation in a voluntary severance program, or (v) participation in a work force restructuring.

14.   Other Provisions Applicable to Awards.

(a)    Non-Transferability of Awards.   An Award may be exercised, during the lifetime of the Participant, only by the Participant, and unless determined otherwise by the Administrator, may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution. The Administrator may make an Award transferable to an Awardee’s family member or any other person or entity. If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed bound by such terms upon acceptance of such transfer.

(b)   Qualifying Performance Criteria.   For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, applied to either the Company as a whole or to a business unit, Affiliate, or business segment, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award:  (i) cash flow, (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (iii) earnings per share, (iv) growth in earnings or earnings per share, (v) stock price, (vi) return on equity or average stockholders’ equity, (vii) total stockholder return, (viii) return on capital, (ix) return on assets or net assets, (x) return on investment, (xi) revenue, (xii) income or net income, (xiii) operating income or net operating income, (xiv) operating profit or net operating profit, (xv) operating margin, (xvi) return on operating revenue, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index, (xxi) credit rating, (xxii) strategic plan development and implementation, (xxiii) improvement in workforce diversity, and (xxiv) EBITDA.

(c)    Certification.   Before payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

(d)   Discretionary Adjustments Pursuant to Section 162(m).   Notwithstanding satisfaction or completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retained, or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(e)    Section 409A.   Notwithstanding anything in the Plan to the contrary, it is the Company’s intent that all Awards granted under this Plan comply with Section 409A of the Code, and each Award shall be interpreted in a manner consistent with that intention.

15.   Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)    Changes in Capitalization.   Subject to any required action by the stockholders of the Company, (i) the number and kind of Shares covered by each outstanding Award, and the number and kind of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Award; (ii) the price per Share subject to each such outstanding Award; and (iii) the Share limitations set forth in Section 3 of the Plan, may be appropriately adjusted if any change is made in the Common Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company through a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, merger, consolidation, reorganization, recapitalization, reincorporation, spin-off, dividend in property other than cash, liquidating dividend, extraordinary dividends or distributions, combination of shares, exchange of shares, change in corporate structure or other transaction effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” The Administrator shall make such adjustment in its sole discretion, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)   Dissolution or Liquidation.   In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable before the effective date of such proposed transaction. The Administrator in its discretion may provide for an Option to be fully vested and exercisable until ten days before such proposed transaction. In addition, the Administrator may provide that any restrictions on any Award shall lapse before the proposed transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately before the consummation of such proposed transaction.

(c)    Change in Control.   If there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee, or board of directors of any surviving entity or acquiring entity may, in its discretion, (i) provide for the assumption, continuation or substitution (including an award to acquire substantially the same type of consideration paid to the stockholders in the transaction in which the Change in Control occurs) of, or adjustment to, all or any part of the Awards; (ii) accelerate the vesting of all or any part of the Options and SARs and terminate any restrictions on all or any part of the Stock Awards or Cash Awards; (iii) provide for the cancellation of all or any part of the Awards for a cash payment to the Participants; and (iv) provide for the cancellation of all or any part of the Awards as of the closing of the Change in Control; provided, that the Participants are notified that they must exercise or redeem their Awards (including, at the discretion of the Board or Committee, any unvested portion of such Award) at or before the closing of the Change in Control.

16.   Amendment and Termination of the Plan.

(a)    Amendment and Termination.   The Administrator may amend, alter, or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Law.

(b)   Effect of Amendment or Termination.   No amendment, suspension, or termination of the Plan shall materially impair the rights of any Award, unless agreed otherwise between the Participant and the Administrator. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan before the date of such termination.

(c)    Effect of the Plan on Other Arrangements.   Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

17.   Designation of Beneficiary.

(a)    An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b)   The Awardee may change such designation of beneficiary at any time by written notice. If an Awardee dies and no beneficiary is validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law.

18.   No Right to Awards or to Service.   No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the service of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Service Provider or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

19.   Preemptive Rights.   No Shares will be issued under the Plan in violation of any preemptive rights held by any stockholder of the Company.

20.   Legal Compliance.   No Share will be issued pursuant to an Award under the Plan unless the issuance and delivery of such Share, as well as the exercise of such Award, if applicable, will comply with Applicable Laws. Issuance of Shares under the Plan shall be subject to the approval of counsel for the Company with respect to such compliance. Notwithstanding anything in the Plan to the contrary, the Plan is intended to comply with the requirements of Section 409A of the Code and shall be interpreted in a manner consistent with that intention.

21.   Inability to Obtain Authority.   To the extent the Company is unable to or the Administrator deems that it is not feasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.   Reservation of Shares.   The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

23.   Notice.   Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

24.   Governing Law; Interpretation of Plan and Awards.

(a)    This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of California.

(b)   If any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid, and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid, or unenforceable provision.

(c)    The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d)   The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors, and assigns.

(e)    All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. If the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Awardee shall as a condition to the receipt of an Award be deemed to waive explicitly any right to judicial review.

25.   Limitation on Liability.   The Company and any Affiliate or Related Corporation that is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee, or any other persons as to:

(a)    The Non-Issuance of Shares.   The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b)   Tax Consequences.   Any tax consequence expected, but not realized, by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

26.   Unfunded Plan.   Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Administrator be deemed a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations that may be created by the Plan; no such obligation of the Company shall be deemed secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan, effective as of                       , 2006.

NATIONAL TECHNICAL SYSTEMS, INC.
By:
Its:

NATIONAL TECHNICAL SYSTEMS, INC.

ê DETACH PROXY CARD HERE ê

The Board of Directors recommends a vote “FOR” the director-nominees and “FOR” each proposal(s).

1. To elect two persons to serve as Class I directors.	☐	FOR all director-nominees listed below	☐	WITHHOLD AUTHORITY to vote for all director-nominees listed below	☐	FOR ALL EXCEPT (see instruction below)

Nominees: 01 William McGinnis 02 John Gibbons
(INSTRUCTIONS: To withhold authority to vote for any individual director-nominee, write that director-nominee’s name on the space provided below.)

EXCEPTIONS

2. To approve and adopt the National Technical Systems, Inc. 2006 Equity Incentive Plan.
☐ FOR ☐ AGAINST ☐ ABSTAIN

3. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending January 31, 2007.

☐ FOR ☐ AGAINST ☐ ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE DIRECTOR-NOMINEES, “FOR” APPROVAL AND ADOPTION OF THE NATIONAL TECHNICAL SYSTEMS, INC. 2006 EQUITY INCENTIVE PLAN AND “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Please sign exactly as your name appears hereon. Please date, and sign and return the Proxy promptly in the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If the signature is for a corporation, please sign full corporate name by authorized officer. If the shares are registered in more than one name, all holders must sign.

Dated:	, 2006

Signature

Signature

This proxy is solicited on behalf of the Board of Directors, and may be revoked by the shareholder delivering it prior to its exercise by filing with the corporate secretary of the company an instrument revoking this proxy or a duly executed proxy bearing a later date or by appearing and voting in person at the meeting.

Please Detach Here

ê You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope ê

ê DETACH PROXY CARD HERE ê

PROXY

NATIONAL TECHNICAL SYSTEMS, INC.
BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
Thursday, June 29, 2006 at 10:00 a.m.

The undersigned hereby appoints Dan Yates and Ralph Clements, and each of them, attorneys and agents with power of substitution, to vote, as designated below, all stock of the undersigned at the above meeting and at any adjournment or adjournments thereof.

This proxy is valid only when signed and dated.

See Reverse Side